EXHIBIT 3.2

                            ARTICLES OF AMENDMENT TO
                           ARTICLES OF INCORPORATION

CHANGE OF NAME
DPC 19991237368
                                                    Filed-Customer Copy
                                                     Donetta Davidson
                                                 COLORADO SECRETARY OF STATE

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205  Revised July 1, 2002
Filing fee: $25.00                                       20031159242  C
Deliver to: Colorado Secretary of State                  $    75.00
Business Division                                        SECRETARY OF STATE
1560 Broadway, Suite 200                                 05-15-2003  15:39:54
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at     ABOVE SPACE FOR OFFICE USE ONLY
WWW.SOS.STATE.CO.US


Pursuant to ss. 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The name of the corporation is:         GALAXY INVESTMENTS, INC.
    (IF CHANGING THE NAME OF THE CORPORATION, INDICATE NAME OF CORPORATION
     BEFORE THE NAME CHANGE)

2.  The date the following amendment(s) to the Articles of Incorporation was
    adopted:    05/15/03

3. The text of each amendment adopted (include attachment if additional space needed):
     FIRST:  THE NAME OF THE CORPORATION IS GALAXY ENERGY CORPORATION.

4.   If CHANGING the corporation name, the NEW NAME of the corporation is:
     GALAXY ENERGY CORPORATION

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
                      ----------------------------------------------------------

6.   Indicate manner in which amendment(s) was adopted (mark only one):
_____ No shares have been issued or Directors elected - Adopted by Incorporator(s)
_____ No shares have been issued but Directors have been elected - Adopted by the board of directors
_____ Shares have been issued but shareholder action was not required - Adopted by the board of directors
__X__ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing)________________________ (NOT TO EXCEED 90 DAYS)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is
refused, are:     FAY M. MATSUKAGE, DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.,
455 SHERMAN STREET, SUITE 300, DENVER, CO 80203


OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail__________________________ Web site______________________________________
The Colorado Secretary of State may contact the following authorized person regarding this document: name FAY M. MATSUKAGE address 455 SHERMAN STREET, SUITE 300, DENVER, CO 80203
voice    (303) 282-4105   fax  (303) 777-3823      e-mail    FMM@DILLANDDILL.COM




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